Exhibit 10.2

Original Issue Date: May 1, 2013	$280,000.00

GROWLIFE, INC.

OID SECURED BRIDGE NOTE DUE OCTOBER 31, 2013

This OID Secured Bridge Note of GrowLife, Inc., a Delaware corporation (the “Company”), having its principal place of business at 20301 Ventura Blvd, Suite 126, Woodland Hills, California 91364 (this “Note”), is duly authorized and validly issued.

FOR VALUE RECEIVED, the Company promises to pay to the order of GEMIINI MASTER FUND, LTD., a Cayman Islands company, or its registered assigns (the “Holder”), or shall have paid pursuant to the terms hereunder, on or before October 31, 2013 (the “Maturity Date”) or such earlier date as this Note is required or permitted to be repaid as provided hereunder, the principal sum of $280,000.00.

This Note is subject to the following additional provisions:

Section 1.       Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement and (b) the following terms shall have the following meanings:

“Bankruptcy Event” means any of the following events: (a) the Company or any Subsidiary thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Subsidiary thereof; (b) there is commenced against the Company or any Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Company or any Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company or any Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment; (e) the Company or any Subsidiary thereof makes a general assignment for the benefit of creditors; (f) the Company or any Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (g) the Company or any Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Business Day” means any day except any Saturday, any Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Change of Control Transaction” means the occurrence after the date hereof of any of (i) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Securities Exchange Act of 1934, as amended) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 33% of the voting securities of the Company, or (ii) the Company merges into or consolidates with any other entity, or any entity merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 66% of the aggregate voting power of the Company or the successor entity of such transaction, or (iii) the Company sells or transfers all or substantially all of its assets to a third party and the stockholders of the Company immediately prior to such transaction own less than 66% of the aggregate voting power of the acquiring entity immediately after the transaction, or (iv) a replacement at one time or within a three year period of more than one-half of the members of the Company’s board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), or (v) the execution by the Company of an agreement to which the Company  is a party or by which it is bound, providing for any of the events set forth in clauses (i) through (iv) above.

"Event of Default” shall have the meaning set forth in Section 5.

“Fundamental Transaction” means any Change of Control Transaction.

“Mandatory Default Amount” means the sum of (i) 120% of the outstanding principal amount of this Note, plus 100% of accrued and unpaid interest hereon, and (ii) all other amounts, costs, expenses and liquidated damages due in respect of this Note.

“New York Courts” shall have the meaning set forth in Section 6(d).

“Original Issue Date” means the date of the issuance of this Note, regardless of any transfers of any Note and regardless of the number of instruments which may be issued to evidence this Note.

“Purchase Agreement” means that certain Securities Purchase Agreement, dated on or about the date hereof, among the Company and the Holder, as amended, modified or supplemented from time to time in accordance with its terms.

“Subsidiary” means any direct or indirect subsidiary of the Company currently existing or formed or acquired after the date hereof.

Section 2.      Default Interest; Prepayment.

a) Interest Rate.  Since this Note was originally issued at a discount to the principal amount hereof, no interest shall accrue hereunder unless and until an Event of Default occurs.  After an Event of Default hereunder, interest shall accrue daily on the outstanding principal amount of this Note at a rate per annum equal to 18%.

b) Prepayment.  The Company may prepay or redeem any portion of the principal amount of this Note without the prior written consent of the Holder.

Section 3.      Negative Covenants. As long as any portion of this Note remains outstanding, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

a) enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind which indebtedness matures, in whole or in part, on a date before the 60th day following the Maturity Date; or

b) repay, repurchase or offer to repay, repurchase or otherwise acquire any indebtedness for borrowed money or any indebtedness to any current or former employees, officers or directors of the Company (other than regularly scheduled principal and interest payments as such terms are in effect as of the Closing date and disclosed in the Exchange Act Documents).

Section 5.       Events of Default.

a) “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i. any default in the payment of (A) the principal amount under this Note, or (B) interest, liquidated damages and other amounts owing under this Note as and when the same shall become due and payable (whether on the Maturity Date or by acceleration or otherwise) which default is not cured within 3 business days;
ii. the Company shall fail to observe or perform any other covenant or agreement contained in this Note which failure is not cured, if possible to cure, within 30 days after notice of such failure is delivered by the Holder or after the Company has become or should have become aware of such failure, whichever is earlier;

iii. a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under (A) the Purchase Agreement or Warrant or (B) any other material agreement, lease, document or instrument to which the Company or any Subsidiary is obligated (and not otherwise covered below);

iv. the Company or any Subsidiary shall be subject to a Bankruptcy Event;

v. the Company or any Subsidiary shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $10,000, whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

vi. the Company shall be a party to any Change of Control Transaction or shall agree to sell or dispose of all or in excess of 33% of its assets in one transaction or a series of related transactions (whether or not such sale would constitute a Change of Control Transaction);

vii. any monetary judgment, writ or similar final process shall be entered or filed against the Company, any Subsidiary or any of their respective properties or other assets for more than $10,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 45 calendar days; or
viii. any Event of Default under any of the Company’s 6% Senior Secured Convertible Notes.

b) Remedies Upon Event of Default.  If any Event of Default occurs, the outstanding principal amount of this Note, plus accrued but unpaid interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash at the Mandatory Default Amount.  After the occurrence and during the continuance of any Event of Default, the interest rate on this Note shall accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law.  In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law.

Section 6.      Miscellaneous.
a) Notices.  Any and all notices or other communications or deliveries to be provided by the Holder hereunder, shall be in writing and delivered personally, by facsimile, by email or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, or such other facsimile number, email or address as the Company may specify for such purpose by notice to the Holder delivered in accordance with this Section.  Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, by email or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of the Holder appearing on the books of the Company, or if no such facsimile number, email or address appears, at the principal place of business of the Holder.  Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number  or email address specified to such party prior to 8:30 p.m. (New York City time), (ii) the date immediately following the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number  or email address specified to such party between 8:30 p.m. (New York City time) and 11:59 p.m. (New York City time) on any date, (iii) the second Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth in the Purchase Agreement.
b) Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed.  This Note is a direct debt obligation of the Company.

c) Lost or Mutilated Note.  If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company, as well as an affidavit and indemnification agreement in form and substance reasonably acceptable to the Company.

d) Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof.  Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Note, the Purchase Agreement or Warrant (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”).  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Note or the Purchase Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses reasonably incurred in the investigation, preparation and prosecution of such action or proceeding.
e) Waiver; Amendments.  Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note.   The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note.  Any waiver by the Company or the Holder must be in writing.  This Note shall not be directly or indirectly effectively modified or amended without the prior written consent of the Holder.

f) Successors and Assigns.  This Note may be assigned by the Holder with the prior written consent of the Company.  This Note may not be assigned by the Company, except to a successor in the event of a Fundamental Transaction.  This Note shall be binding on and inure to the benefit of the parties thereto and their respective successors and assigns.

g) Severability.  If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or entity or circumstance, it shall nevertheless remain applicable to all other persons, entities and circumstances.

h) Next Business Day.  Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

i) Headings.  The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

j) Assumption.  Any successor to the Company or any surviving entity in a Fundamental Transaction shall (i) assume, prior to such Fundamental Transaction, all of the obligations of the Company under this Note, the Purchase Agreement and Warrant pursuant to written agreements in form and substance satisfactory to the Holder (such approval not to be unreasonably withheld or delayed) and (ii) issue to the Holder a new Note of such successor entity evidenced by a written instrument substantially similar in form and substance to this Note, including, without limitation, having a principal amount and interest rate equal to the principal amount and the interest rate of this Note and having similar ranking to this Note, which shall be satisfactory to the Holder (any such approval not to be unreasonably withheld or delayed).  The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations of this Note.

k) No Usury.  To the fullest extent permitted by law, the Company agrees not to insist upon or plead or in any manner whatsoever claim, and shall resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, in force at the time of execution of this Note or hereafter, in connection with any action that may be brought by the Holder in order to enforce any right or remedy under this Note or other Transaction Documents.  Notwithstanding any provision to the contrary contained herein, it is expressly agreed and provided that the total liability of the Company under this Note for payments in the nature of interest shall not exceed the maximum lawful interest rate authorized under applicable law.  If the effective interest rate otherwise applicable under this Note exceeds such maximum lawful interest rate, then such applicable interest rate shall be reduced so as not to exceed such maximum lawful interest rate.

l) Secured.  All obligations hereunder are secured by a security interest in all assets of the Company and its Subsidiaries pursuant to the Purchase Agreement.

*********************

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

GROWLIFE, INC.
By:__________________________________________ Name: Title: